UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

COFFEE HOLDING CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 20, 2024, Coffee Holding Co., Inc. sent the following letter to its stockholders:

March 20, 2024

Dear Shareholder,

You recently received proxy materials in connection with the 2024 Special Meeting of Shareholders of Coffee Holding Co., Inc. to be held on Thursday, March 28th at 12:00pm Eastern time.

According to the latest records, your shares are currently unvoted and we need your support today. The Board of Directors unanimously recommends you vote “FOR” all proposals. Regardless of the number of shares you own, it is important that your vote is represented at the Special Meeting.

You should refer to the proxy materials previously mailed to you for additional information on this matter. If you have not received these materials, please call us immediately so that we can provide you with the materials.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may utilize one of the following methods; Internet/Telephone or Mail by using the envelope provided in the materials previously delivered to you. Simply follow the instructions provided on your Vote Instruction Form.

If you have any questions or require further assistance in voting your shares, please contact our proxy solicitation agent, Alliance Advisors, LLC toll-free at 833-945-2702.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.